UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2017 (December 14, 2017)

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 15, 2017 Visteon Corporation (“Visteon”) provided written notice to The New York Stock Exchange (“NYSE”) that it intends to voluntarily delist from the NYSE at the close of trading on December 26, 2017 and intends to transfer the listing of its common stock to The NASDAQ Stock Market (“NASDAQ”) to commence trading on the next business day, December 27, 2017. Visteon’s common stock has been approved for listing on NASDAQ and will continue to trade under the stock symbol “VC”. Visteon’s Board of Directors approved the transfer to NASDAQ on December 14, 2017.

A copy of the press release issued by Visteon in connection with the anticipated transfer of the listing of its common stock from NYSE to NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated December 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: December 15, 2017	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and General Counsel